EXHIBIT 10.5

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Amendment No. 4 to Employment Agreement (this "Amendment") is entered into as of October 29, 2018 by and between Greg Freitag ("Freitag") and AxoGen, Inc. ("AxoGen").

WHEREAS, Freitag and AxoGen entered into that certain Employment Agreement dated October 1, 2011,  as amended (the "Agreement"), for the employment of Freitag;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Freitag and AxoGen agree that the Agreement is hereby amended as follows:

1.          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.          Schedule 1, Section 1 is replaced as follows:  AxoGen hereby employs Employee as General Counsel, which title may change at AxoGen's discretion.

3.          Schedule 1, Section 2 (a) will be restated as follows:

(a)   Description of Duties.  Employee shall perform all duties in connection with Employee’s position, or as otherwise designated by AxoGen, including, without limitation, the following duties:

o     Ensuring that AxoGen operates within the law at all times, including those of the Securities and Exchange Commission, Federal Drug Administration and related to operating as a medical company, offering counsel on legal issues and serving as an effective guardian of the AxoGen organization.

o     Advising AxoGen executive team and Board of Directors of the best course of legal action as situations arise or reach the potential to occur.

o     Leading and mentoring the legal team.

o     Assessing and managing legal risk.

o     Advising on legal implications or procedures for business development initiatives, strategy planning and operations.

o     Supporting organization as to general legal needs.

o     Keeping up-to-date on changes to legislation, regulations, and relevant legal news.

o     Providing interpretations and recommendations to management and other staff.

o     Proactively look for solutions and better practices to mitigate risk.

o     Dealing with external parties such as regulators and external counsels.

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

FREITAG:

By:	/s/ Gregory Freitag
Gregory Freitag

AXOGEN:

AXOGEN, INC

By:	/s/ Karen Zaderej
Name: Karen Zaderej
Title:	Chairman, CEO and President